Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference therein of our report, dated February 8, 2006, in the Registration Statement on Form F-10 of Oncolytics Biotech Inc. (“Oncolytics”) filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2007 (the “Registration Statement”), with respect to the audited balance sheets of Oncolytics as at December 31, 2005 and 2004 and the statements of loss and deficit and cash flows for the three years ended December 31, 2005 and the cumulative period from inception on April 2, 1998, filed with the Commission as Exhibit 2 to the Form 40-F of Oncolytics and included as Exhibit 4.2 to the Registration Statement.

Calgary, Alberta	[signed]
February 8, 2007	Ernst & Young LLP